UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022
__________________________
ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018

(Address of principal executive offices)
(646) 661-7600
(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 19, 2022, Ascend Wellness Holdings, Inc. (the “Company”) completed its acquisition of Story of PA CR, LLC (“Story”), pursuant to that certain Agreement and Plan of Merger among the Company, AWH Pennsylvania, LLC, a wholly-owned subsidiary of the Company (“AWH Pennsylvania”), Ascend PA Merger Sub, LLC, a wholly-owned subsidiary of AWH Pennsylvania (“Merger Sub”), Story, the Members of Story named therein (the “Sellers”) and KGF PACR HoldCo, LLC, dated April 19, 2022 (the “Merger Agreement”), whereby Merger Sub merged with and into Story, with Story surviving as a wholly-owned subsidiary of AWH Pennsylvania (the “Transaction”).
Prior to the completion of the Transaction, AWH Pennsylvania owned 1% of the membership interests of Story. Pursuant to the Merger Agreement, the Company acquired all of the remaining outstanding equity interests of Story for total consideration of approximately $53 million, consisting of approximately $10.2 million in cash and 12.9 million shares of AWH Class A common stock (the “Story Shares”).
The Company issued the Story Shares pursuant to the exemption from registration provided by Rule 506(b) under Regulation D promulgated under the Securities Act of 1933, as amended, because (i) there were a limited number of holders, (ii) the issuances were not made by general solicitation or advertising and (iii) the issuances were made only to accredited investors.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1+#
Agreement and Plan of Merger among Ascend Wellness Holdings, Inc., AWH Pennsylvania, LLC, Ascend PA Merger Sub, LLC, Story of PA CR, LLC, the Members named therein and KGF PACR HoldCo, LLC, dated April 19, 2022.

+     Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish an unredacted copy to the SEC upon its request.
#     Certain schedules and exhibits have been omitted in compliance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.
April 25, 2022	/s/ Daniel Neville
Daniel Neville Chief Financial Officer (Principal Financial Officer)
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